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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Synopsys, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-84517 and 333-68011) on Form S-3 and (Nos. 333-116222, 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-56170, 333-63216, 333-71056, 333-50947, 333-77000, 333-97317, 333-97319, 333-99651, 333-100155, 333-103418, 333-103635, 333-103636, 333-106149, 333-108507, 333-77127, 333-68883, 333-60783, 333-50947, 333-45181, 333-42069, 333-22663, 333-75638, 333-125224, 333-125225 and 333-134899) on Form S-8 of Synopsys, Inc. of our reports dated December 21, 2007, with respect to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 31, 2007, and the effectiveness of internal control over financial reporting as of October 31, 2007, which reports appear in the October 31, 2007, annual report on Form 10-K of Synopsys, Inc.

        Our report on the consolidated financial statements refers to changes in the Company's method of quantifying errors in fiscal 2007 and accounting for share-based compensation in fiscal 2006.

/s/ KPMG LLP

Mountain View, California
December 21, 2007

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  EXHIBIT 23.1